Exhibit 10.2

AMENDMENT NO. 3 TO THE

FIRST HORIZON NATIONAL CORPORATION

PENSION RESTORATION PLAN

WHEREAS, First Horizon National Corporation (the “Company”) has previously adopted the First Horizon National Corporation Pension Restoration Plan (“Plan”), retaining the right therein to amend the Plan; and

WHEREAS, it has been determined that the Plan should be clarified regarding the benefit accrual provisions which will apply to certain individuals after December 31, 2012;

NOW THEREFORE, effective for any Separation from Service of a CIC Participant which occurs after the date of execution of this Amendment, the second sentence of Section 4.3(c)(A) of the Plan is amended to provide as follows:

“For purposes of recalculating the Payment to the CIC Participant (and only for those purposes), the calculation of retirement benefits under section 4.1 of the Plan will be modified by crediting the CIC Participant with an increase in age and additional service for years of service purposes, in each case equal to the period, if any, from the date of the CIC Participant’s Separation from Service to December 31, 2012.”

The Company has caused this Amendment to be executed this   21   day of     October   , 2011.

FIRST HORIZON NATIONAL CORPORATION

ATTEST:

By:	By:

Title: